Exhibit 99.1

NEXSTAR MEDIA GROUP, INC. ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE TEGNA INC. FOR $6.2 BILLION IN ACCRETIVE TRANSACTION

Enhances Nexstar’s Position as a Leading Local Media Company

Preserves High-Quality Local Journalism and Diversity of Opinion

Strengthens Ability to Compete with Big Tech and Big Media

Expected to Drive Increased Profitability and Returns for Nexstar Shareholders

IRVING, Texas and TYSONS, Virginia (Aug. 19, 2025) – Nexstar Media Group, Inc. (Nasdaq: NXST) (“Nexstar”) and TEGNA Inc. (NYSE: TEGNA) (“TEGNA”) announced today that they entered into a definitive agreement (the “Agreement”) whereby, subject to regulatory approvals, Nexstar will acquire all outstanding shares of TEGNA for $22.00 per share in a cash transaction valued at $6.2 billion, inclusive of TEGNA’s net debt and estimated transaction fees and expenses.  The purchase price represents a 31% premium to TEGNA’s average 30-day average stock price ending August 8, 2025, the last closing stock price prior to media reports of a potential transaction. Following completion of the transaction, the combined entity will be a leading local media company, well-positioned to compete in today’s fragmented and rapidly evolving marketplace. The new company will be better able to serve communities by ensuring the long-term vitality of local news and programming from trusted local sources and preserving the diversity of local voice and opinion. Nexstar will also be able to provide advertisers with an even greater variety of competitive local and national broadcast and digital advertising solutions to serve brands and consumers more effectively.

Nexstar’s Chairman and Chief Executive Officer, Perry A. Sook, commented, “The initiatives being pursued by the Trump administration offer local broadcasters the opportunity to expand reach, level the playing field, and compete more effectively with the Big Tech and legacy Big Media companies that have unchecked reach and vast financial resources. We believe TEGNA represents the best option for Nexstar to act on this opportunity. TEGNA is a premier operator with high quality local television stations primarily in the top 75 DMAs. We and TEGNA are similarly dedicated to providing communities of all sizes with the best programming and fact-based local journalism along with innovative digital products and marketing solutions for local viewers and advertisers. The transaction will increase Nexstar’s reach through the expansion of our presence in important DMAs such as Atlanta, Phoenix, Seattle, and Minneapolis, as well as enhance our local presence, enabling us to continue to provide the core local news and programming that is in the public’s interest.”

Mr. Sook continued, “Nexstar has a stellar long-term record of growth through its deals, having completed many well-received transactions since 2011, including the 2019 acquisition of Tribune Media. The playbook we followed to make those transactions successful – improving and increasing local content, executing on identified synergies, and quickly de-leveraging our balance sheet with free cash flow post close – are the same opportunities and strategies we will use in connection with this transaction. With committed financing and a plan for significant synergy realization, we believe the combined entity will be poised for growth, leverage reduction, and the enhancement of shareholder value.”

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Howard Elias, Chairman of TEGNA’s Board of Directors commented, “At TEGNA, we share Nexstar’s commitment to local broadcasting, exemplified by numerous investments and initiatives, industry journalism awards, and the significant expansion of our local news content. This transaction, which will provide premium near-term value to TEGNA shareholders, comes at a time of rapid change in our industry and reflects the fact that policymakers of all perspectives are calling for regulations governing our industry to be modernized. This transaction with Nexstar will further solidify the critical role our stations serve in our communities, preserve their trust, and be better able to compete in today’s highly fragmented media environment.”

Mike Steib, Chief Executive Officer of TEGNA, said, “We are thrilled to have found a partner in Nexstar that will enable TEGNA’s stations to continue doing what we do best: creating outstanding and impactful local content coupled with the delivery of indispensable digital products to the communities we serve around the country. Nexstar and TEGNA both share a rich heritage of commitment to journalistic excellence and technological advancements. Together, we will expand news coverage to serve more communities, across more screens, and ultimately secure the future of local news for generations to come.”

Transaction Details

•	TEGNA purchase price of $22.00 per share, reflects a 31% premium to TEGNA’s unaffected 30-day average stock price ending August 8, 2025.

•	Transaction has been unanimously approved by TEGNA’s Board of Directors.

•	TEGNA debt will be refinanced and/or assumed at close.

•	Committed financing in place from BofA Securities, J.P. Morgan Chase N.A., and Goldman Sachs & Co. LLC to finance the transaction.

Transaction Highlights

•	Combines two best-in-class television broadcast companies which share an unwavering commitment to localism, innovation, and superior, trustworthy programming.

•	Increases operational and geographic diversity and scale. Upon closing, Nexstar, together with its partners, will have 265 full-power television stations in 44 states and the District of Columbia and 132 of the country’s 210 television DMAs. The combined company will have stations in 9 of the top 10 DMAs, 41 of the top 50 DMAs, 62 of the top 75 DMAs and 82 of the top 100 DMAs, covering, in total, 80% of U.S. television households.

•	Enhances presence in local DMAs. Nexstar’s station footprint overlaps with TEGNA in 35 of TEGNA’s 51 DMAs, providing improved synergy potential in these markets.

•	Extends footprint to additional contested election DMAs. The addition of strong Big-4 affiliates in key contested election DMAs, such as Phoenix, AZ, Atlanta, GA, Toledo, OH, and Portland, ME, will enhance the political advertising outlook for Nexstar in even-numbered years.

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Financial Summary and Outlook

•	On a combined basis for the last eight quarters annualized ending June 30, 2025, Nexstar, together with TEGNA, would have combined net revenue (excluding synergies) of $8.10 billion and combined Adjusted EBITDA (excluding synergies) before stock-based compensation of $2.56 billion.

•	Based on our estimates for 2025, Nexstar expects to generate annual net synergies of approximately $300 million from a combination of revenue synergies and net operating expense reductions.

•	Together, the Adjusted Free Cash Flow of TEGNA, the expected synergies on an after-tax basis and the estimated after-tax financing costs related to the transaction, is expected to be more than 40% accretive to Nexstar’s standalone Adjusted Free Cash Flow in the first twelve months after closing.

•	After giving effect to the transaction, the incurrence of transaction-related debt, transaction expenses, and expected synergies, Nexstar expects its net leverage ratio to be approximately 4x at closing with de-leveraging to current leverage levels in 2028. As of June 30, 2025, Nexstar’s total net leverage ratio was 3.19x.

•	Consistent with past transactions, Nexstar initially intends to allocate excess free cash flow to repay debt.

Timing and Approvals

•	The transaction is subject to customary closing conditions, including TEGNA shareholder and regulatory approvals.

•	The transaction is expected to close by the second half of 2026.

Advisors

BofA Securities, J.P. Morgan Securities LLC, and Goldman Sachs & Co. LLC are acting as financial advisors and Kirkland & Ellis LLP, Wiley Rein LLP, and Morrison Foerster are acting as legal counsel to Nexstar.

Allen & Company LLC is acting as financial advisor to TEGNA and Wachtell, Lipton, Rosen & Katz, and Covington & Burling LLP are acting as its legal counsel.

Conference Call, Webcast, Investor Presentation

Nexstar will host a conference call today, August 19, at 10:00 a.m. ET to review the transaction and host a question-and-answer session.  To access the conference call, interested parties may dial 877-407-9208 or 201-493-6784 (domestic and international callers).  The Conference ID Number is 13755507. Participants can also listen to a live webcast of the call from Nexstar’s website at www.nexstar.tv or TEGNA’s website at www.tegna.com.

During the conference call and webcast, management will review a presentation summarizing the proposed transaction which can be accessed at www.nexstar.tv.  A webcast replay will be available for 90 days following the live event at www.nexstar.tv. Please call five minutes in advance to ensure that you are connected.  Questions and answers will be taken only from participants on the conference call.  For the webcast, please allow 15 minutes to register, download and install any necessary software.

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Forward Looking Statements

This communication includes forward-looking statements. Nexstar and TEGNA have based these forward-looking statements on Nexstar’s and TEGNA’s current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar and TEGNA claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome, benefits and synergies of any possible transaction between Nexstar and TEGNA and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the timing of and any potential delay in consummating the proposed transaction, the risk that the conditions to closing of the proposed transaction (including the necessary regulatory approvals or the approval of TEGNA’s stockholders) may not be satisfied in the anticipated timeframe or at all and the transaction may not close, the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement, the risk that Nexstar fails to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the Agreement, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nexstar’s or TEGNA’s common stock, the risk that the disruption from the proposed transaction may make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with Nexstar’s or TEGNA’s customers, vendors and others with whom it does business, the risks related to disruption of TEGNA management’s attention from TEGNA’s ongoing business operations due to the proposed transaction, the impact of changes in national and regional economies, the ability to service and refinance Nexstar’s and/or TEGNA’s outstanding debt, successful integration of TEGNA (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, Nexstar and TEGNA undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s and TEGNA’s filings with the Securities and Exchange Commission.

This press release also includes certain forward-looking non-GAAP financial measures, which Nexstar and TEGNA management believe to be useful to investors and analysts. A reconciliation to historical non-GAAP figures is provided at the end of this release. Nexstar and TEGNA are unable to provide a full reconciliation of the non-GAAP measures used in the forward-looking measures without unreasonable effort because it is not possible to predict with a reasonable degree of certainty the information necessary to calculate such measures on a GAAP basis because such information is dependent on future events that may be outside of Nexstar’s and TEGNA’s control. The unavailable information could have a significant impact on Nexstar and TEGNA’S GAAP financial results.

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Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Nexstar and TEGNA. In connection with the proposed transaction, TEGNA intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. TEGNA will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication does not constitute a solicitation of any vote or approval and is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed business combination. INVESTORS AND SECURITY HOLDERS OF TEGNA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by TEGNA (when they become available) may also be obtained free of charge from TEGNA’s website at TEGNA.com.

The description of the definitive agreement and the transactions contemplated thereby in this press release is subject to, and is qualified in its entirety by reference to, the full terms of the merger agreement, which Nexstar and TEGNA will each be filing with the U.S. Securities and Exchange Commission on Form 8-K. Upon completion of the transaction, TEGNA’s common stock will no longer be publicly listed.

Participants in the Solicitation

TEGNA and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TEGNA’s directors and executive officers is available in TEGNA’s proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 8, 2025 (the “2025 Annual Meeting Proxy Statement”), and in other documents filed by TEGNA with the SEC. Please refer to the sections captioned “Director Compensation,” “Executive Compensation” and “Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders” in the 2025 Annual Meeting Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the 2025 Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 4s, filed by Lynn B. Trelstad on April 11, 2025, August 4, 2025 and August 7, 2025; Form 4s, filed by Scott K. McCune on May 5, 2025 and May 23, 2025; Form 4s, filed by Catherine Dunleavy on May 5, 2025 and May 23, 2025; Form 4s, filed by Gina L. Bianchini on May 5, 2025 and May 23, 2025; Form 4s, filed by Neal Shapiro on May 5, 2025 and May 23, 2025; Form 4s, filed by Howard D. Elias on May 5, 2025 and May 23, 2025; Form 4s, filed by Stuart J. Epstein on May 5, 2025 and May 23, 2025; Form 4, filed by Karen H. Grimes on May 5, 2025; Form 4s, filed by Denmark West on May 5, 2025 and May 23, 2025; Form 4, filed by Melinda Witmer on May 23, 2025; Form 4, filed by Henry Wadsworth McGee III on May 23, 2025; Form 4, filed by Julie Heskett on June 4, 2025; Form 4, filed by Thomas R. Cox on June 4, 2025; Form 4, filed by Clifton A. McClelland III on August 7, 2025. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

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About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 316,000 hours of programming produced annually by its business units. Nexstar owns America’s largest local television broadcasting group comprised of top network affiliates, with more than 200 owned or partner stations in 116 U.S. markets reaching 220 million people. Nexstar’s national television properties include The CW, America’s fifth major broadcast network, NewsNation, our national news network providing “News for All Americans,” popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv.

Media Contact: Gary Weitman EVP and Chief Communications Officer Nexstar 972/373-8800 (office) or gweitman@nexstar.tv	Investor Contact: Joe Jaffoni or Jennifer Neuman JCIR 212/835-8500 or nxst@jcir.com

About TEGNA Inc.

TEGNA Inc. (NYSE: TGNA) helps people thrive in their local communities by providing the trusted local news and services that matter most. With 64 television stations in 51 U.S. markets, TEGNA reaches more than 100 million people monthly across the web, mobile apps, connected TVs, and linear television. Together, we are building a sustainable future for local news. For more information, TEGNA.com.

Media Contact:	Investor Contact:
Molly McMahon	Julie Heskett
Senior Director, Corporate Communications	Senior Vice President, Chief Financial Officer
703-873-6422	703-873-6747
mmcmahon@tegna.com	investorrelations@tegna.com

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Reconciliation of Combined Net Revenue, Net Income and Combined Adjusted EBITDA(1)

($ in millions, unaudited)

Annualized for the Last Eight Quarters Ended June 30, 2025(2)

	Nexstar	TEGNA	Combined
Net Revenue	$5,153	$2,948	$8,101
Net Income	489	449	938
Adjusted EBITDA	1,751	807	2,558

Net Revenue	Nexstar	TEGNA	Combined
Six months ended June 30, 2025	$2,462	$1,355	$3,817
Year Ended December 31, 2024	5,407	3,102	8,509
Year Ended December 31, 2023	4,933	2,911	7,844
Six months ended June 30, 2023	2,497	1,472	3,969

Net Income	Nexstar	TEGNA	Combined
Six months ended June 30, 2025	$188	$126	$314
Year Ended December 31, 2024	683	599	1,282
Year Ended December 31, 2023	270	476	746
Six months ended June 30, 2023	163	304	467

Adjusted EBITDA	Nexstar	TEGNA	Combined
Six months ended June 30, 2025	$770	$298	$1,068
Year Ended December 31, 2024	2,004	960	2,964
Year Ended December 31, 2023	1,477	763	2,240
Six months ended June 30, 2023	749	408	1,157

(1)	Represents the combined results of Nexstar and TEGNA and are not intended to represent pro forma financial information under Section 11 of Regulation S-X of the Securities Exchange Act of 1934, as amended.
(2)	Annualized amounts are calculated by dividing the sum of the results during the last eight quarters ended June 30, 2025 by two.

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Reconciliation of Adjusted EBITDA

($ in millions, unaudited)

Nexstar	Six Months Ended, 6/30/25	Year Ended, 12/31/24	Year Ended, 12/31/23	Six Months Ended, 6/30/23
Net income	$188	$683	$270	$163
Add (Less):
Transaction, other one-time and restructuring expenses(1)	10	12	15	11
Stock-based compensation expense	39	78	60	27
Depreciation and amortization expense	402	808	941	511
(Amortization) of broadcast rights expense	(168)	(324)	(453)	(269)
Goodwill and long-lived assets impairments	-	24	35	-
Amortization of basis difference of equity method investments	35	70	70	35
Interest expense, net	194	444	447	218
Pension and other postretirement plans (credit), net	(16)	(27)	(36)	(19)
Income tax expense	80	276	131	77
Gain on disposal of an investment	-	(40)	-	-
Other	6	-	(3)	(5)
Adjusted EBITDA	$770	$2,004	$1,477	$749

TEGNA	Six Months Ended, 6/30/25	Year Ended, 12/31/24	Year Ended, 12/31/23	Six Months Ended, 6/30/23
Net income	$126	$599	$476	$304
Add (Less):
Merger termination fee	-	-	(136)	(136)
M&A-related costs	-	2	20	20
Retention costs(2)	2	14	8	-
Workforce restructuring	3	19	-	-
Octillion earnout adjustment	2	(4)	-	-
Stock-based compensation expense(3)	11	29	21	9
Depreciation	31	60	60	30
Amortization of intangible assets	18	54	53	27
Asset impairment and other	-	1	4	3
Interest expense	84	169	173	86
Interest income	(16)	(27)	(29)	(16)
Provision for income taxes	35	174	130	76
Other non-operating items, net	2	(130)	(17)	5
Adjusted EBITDA	$298	$960	$763	$408

(1)	Primarily includes severance, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, any fees or other direct expenses associated with financing transactions, and severance and other direct expenses associated with restructuring activities.
(2)	Includes stock-based compensation and cash retention costs.
(3)	Excludes stock-based compensation expense from TEGNA’s stock 401(k) match contributions.

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